                                  EXHIBIT I


     As of the date hereof, we have not completed our discussion with Company management and come to a conclusion relating to the form and content of our auditor's letter to accompany the Company's 1994 financial statements.


Date: March 30, 1995                         Arthur Andersen, LLP


                                        By: /s/ Robert J. Kavanaugh
                                           -------------------------
                                             Partner